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                        IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:            :         No. 95-14545
                             :         Section A
HARRAH'S JAZZ COMPANY,       :
                             :         JOINTLY ADMINISTERED
                   Debtor.   :         WITH
                             :
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                             :
In the Matter of:            :         No. 95-14544
                             :         Section A
HARRAH'S JAZZ FINANCE CORP., :
                             :         Chapter 11
                   Debtor.   :         Reorganization
                             :
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                             :
In the Matter of             :         No. 95-14871
                             :         Section A
HARRAH'S NEW ORLEANS         :
INVESTMENT COMPANY,          :
                             :         Chapter 11
                   Debtor.   :         Reorganization


                                   VOTING PROCEDURES

A. RULES AND STANDARDS. The following rules and standards shall apply to all ballots cast for or against the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated February 26, 1997 (as it may be amended, modified, or supplemented, the "PLAN"):

    1. GENERALLY. To be counted, ballots must be: (a) received by the Balloting Agent before 11:00 p.m. C.D.T. on April 7, 1997 (the "VOTING DEADLINE"); and (b) properly signed by the creditor or authorized agent.

    2. AMBIGUOUS BALLOTS. Signed ballots marked in any class as both accepting and rejecting the Plan shall be counted as voting for the Plan in that class. Unsigned and/or unmarked ballots shall not be counted as voting for the Plan, with the exception of signed Bondholder Ballots marked as executing the release and assignment set forth therein, but not marked as accepting or rejecting the Plan, which shall be counted as accepting the Plan.

    3. MULTIPLE BALLOTS. The Balloting Agent shall make a notation on each ballot indicating the date on which the ballot is received. Unless otherwise directed by the Court, whenever a creditor submits more than one ballot voting the same claim


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         before the Voting Deadline, the Balloting Agent shall deem as reflecting the voter's intent, and shall only count, the last such ballot received by the Balloting Agent prior to the Voting Deadline. There shall be a rebuttable presumption that any creditor submitting such superseding ballot has sufficient cause to do so within the meaning of Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES").

    4. DELIVERY OF BALLOTS TO BALLOTING AGENT. For voting purposes: (a) the Balloting Agent shall be deemed in constructive receipt of any ballot delivered prior to the Voting Deadline to any post office box (or equivalent) the Balloting Agent establishes to receive ballots cast for or against the Plan; (b) any ballots received by the Balloting Agent by mail, facsimile or hand delivery prior to the Voting Deadline shall be deemed timely; and (c) any ballot postmarked before but received after the Voting Deadline shall be deemed late and shall not be counted.

    5. SIGNATURE. The signature of the person executing each ballot shall be presumed genuine and duly authorized.

    6. DELIVERY OF BALLOTS BY FACSIMILE. Any creditor who casts a ballot by facsimile must deliver the original ballot to the Balloting Agent within 5 days thereafter. If the Balloting Agent does not receive the original ballot within 5 days, the Debtors or any other party in interest may move to have such ballots disallowed for voting purposes.

B.  CLASSIFICATION AND ALLOWANCE FOR VOTING PURPOSES.

    1. CLASSIFICATION. Unless otherwise ordered by the Court, each Claim* shall be counted by the Balloting Agent in a class or classes in accordance with the designation contained in the Ballot timely received by the Balloting Agent.

    2. AMOUNT. Subject to all subsections in this section B, and unless otherwise ordered by the Court, the amount of each Claim for voting purposes shall be equal to:

         (a)  For all non-Bondholder claims:

              i. when no proof of claim has been timely filed, the amount listed for such Claim in the Debtors' Schedules of Assets and Liabilities, as amended, but only if such Claim is not listed as contingent, unliquidated, or disputed;


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*   Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.


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              ii.  when a proof of claim has been timely filed and no objection thereto has been filed, the amount asserted in the underlying proof of claim; and

         (b) For Bondholder claims, the amounts set forth in the List and Beneficial Information (as those terms are defined in the Debtors' Motion to Appoint Balloting Agent, to Set Record Date for Bondholders, and to Establish Procedures for Dissemination of Disclosure Materials) or, if such information is not available, the amount specified in the Bondholder Ballot.

         Notwithstanding the foregoing, when a Court order has fixed the amount of a Claim, the Court order shall control the amount of the Claim for voting purposes.

    3. MULTIPLE CLAIMS. Any Person who is or may be holding more than one Claim against the Debtors should receive a ballot or ballots permitting such Person to vote in each class in which such Person is or may be entitled to vote. Any Person holding more than one Claim against the Debtors, within one class under the Plan, will receive only one ballot permitting such Person to vote in such class, but the ballot will be counted for the aggregate dollar amount of all Claims of such Person in such class. Thus, all Claims held by the same Person or affiliate thereof in one class will be aggregated and treated as one Claim in such class.

    4. DISPUTED CLAIMS. A Claim that is the subject of an objection of any of the Debtors filed and served at least ten days before the Voting Deadline, shall be disallowed for voting purposes, except to the extent and in the manner the Debtors state the Claim should be allowed in such objection or as otherwise ordered by the Bankruptcy Court after notice and hearing pursuant to Bankruptcy Rule 3018(a).

    5.   UNLIQUIDATED AND/OR CONTINGENT CLAIMS.  Subject to Sections B.2 and
         B.4 above, to the extent a proof of claim has been filed asserting a wholly unliquidated, contingent and/or undetermined Claim, the holder of such Claim shall be entitled to one vote valued at $1.00 in the appropriate class, unless ordered otherwise by the Bankruptcy Court. Any Claim asserted as partially unliquidated, contingent and/or undetermined shall be treated as a Claim for only the liquidated, non-contingent amount asserted. Solely for purposes of voting on the Plan, all WARN Act Claims shall be deemed to be wholly unliquidated, contingent and/or undetermined, and shall be valued at $1.00 each.

    6. DUPLICATE AND AMENDED CLAIMS. Creditors shall not be entitled to vote Claims to the extent such Claims duplicate or have been superseded by other Claims of such creditors.


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    7.   LATE-FILED CLAIMS.  A Claim that was untimely (I.E., filed after May
         15, 1996 or such other date as may have been set by the Bankruptcy Court with respect to any particular Claim) according to the records of the Clerk of the Bankruptcy Court shall be disallowed for voting purposes unless such Claim has been deemed timely filed by an order of the Bankruptcy Court; provided, however, that any untimely-filed claim which purports to amend a timely-filed claim shall be deemed, solely for purposes of voting on the Plan, to be a permissible and proper amendment of such timely-filed claim.

    8. ESTIMATED CLAIMS. The amount and classification of a Claim estimated or otherwise allowed for voting purposes by order of the Bankruptcy Court shall be as set by the Bankruptcy Court.

    9. GENERAL. Nothing herein shall affect the rights of any party under the Bankruptcy Code or Bankruptcy Rules to raise or defend against objections to the validity of any vote cast in connection with the Plan.

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